UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2011

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 - 8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 10, 2011, Affymax, Inc. (the “Company”) announced that it has received the $10 million milestone payment from Takeda Pharmaceutical Company in connection with the acceptance and filing of the New Drug Application (NDA) by the U.S. Food and Drug Administration (FDA) for the investigational agent peginesatide (formerly known as Hematide™) for the treatment of anemia associated with chronic kidney disease in dialysis patients.  A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on August 11, 2011, the Company announced that the FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date of March 27, 2012 for the review of the peginesatide NDA.  A press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)                     Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “AFFYMAX RECEIVES $10 MILLION MILESTONE PAYMENT FOR FDA FILING OF NEW DRUG APPLICATION FOR HEMATIDE™/PEGINESATIDE,” dated August 10, 2011.

99.2	Press Release entitled “AFFYMAX ANNOUNCES ASSIGNMENT OF MARCH 27, 2012 PDUFA DATE FOR PEGINESATIDE NEW DRUG APPLICATION,” dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: August 11, 2011	By:	/s// Grace U. Shin
Grace U. Shin
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “AFFYMAX RECEIVES $10 MILLION MILESTONE PAYMENT FOR FDA FILING OF NEW DRUG APPLICATION FOR HEMATIDE™/PEGINESATIDE,” dated August 10, 2011.

99.2	Press Release entitled “AFFYMAX ANNOUNCES ASSIGNMENT OF MARCH 27, 2012 PDUFA DATE FOR PEGINESATIDE NEW DRUG APPLICATION,” dated August 11, 2011.